EXHIBIT 23.1

                               CONSENT OF KPMG LLP




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

ICON Income Fund Nine, LLC


         We consent to the use of our reports on (i) ICON Capital Corp. dated June 25, 2001, (ii) ICON Income Fund Nine, LLC dated August 9, 2001, and (iii) ICON Holdings Corp. dated November 15, 2001 included herein, and to the reference to our firm under the heading "Experts" in the Prospectus.






                                                              KPMG LLP








New York, New York
November 16, 2001